UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

Crinetics Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38583	26-3744114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6055 Lusk Boulevard
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 450-6464
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CRNX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced, on July 6, 2026, Crinetics Pharmaceuticals, Inc., a Delaware corporation (“Crinetics” or the “Company”), Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (“Vertex”), and Clark Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Vertex (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Merger Sub will be merged with and into Crinetics (the “Merger”), with Crinetics surviving the Merger as a wholly owned subsidiary of Vertex.

In connection with the Merger Agreement, Crinetics filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary proxy statement (the “Preliminary Proxy Statement”) on July 21, 2026 and a definitive proxy statement (the “Proxy Statement”) on July 31, 2026. The special meeting of shareholders of Crinetics (the “Special Meeting”) at which shareholders will be asked to, among other things, adopt the Merger Agreement has been scheduled for August 28, 2026. The Company first mailed the Proxy Statement to its shareholders on or about July 31, 2026.

On August 6, 2026 and August 17, 2026, three purported shareholders of Crinetics filed complaints against Crinetics and Crinetics’ board of directors (the “Complaints”). The Complaints, captioned McDaniels v. Crinetics Pharmaceuticals, Inc., et al. (N.Y. Sup. Ct., County of New York), Clark v. Crinetics Pharmaceuticals, Inc., et al. (N.Y. Sup. Ct., County of New York) and Drulias v. Bedrosian, et al. (Sup. Ct. of California, County of San Diego) assert that, in violation of New York law and California law, the Proxy Statement contained materially false and misleading statements, omitted material information, and was the product of negligence and a failure to exercise reasonable care or competence. The Complaints seek, among other things, injunctive relief preventing consummation of the Merger unless additional disclosures are provided to Crinetics’ shareholders, or, in the event the Merger is consummated, damages.

In addition, since the filing of the Preliminary Proxy Statement, Crinetics has received several demand letters from purposed shareholders of Crinetics generally alleging omissions or misstatements in the disclosures in the Preliminary Proxy Statement and the Proxy Statement and requesting that Crinetics file corrective disclosures prior to the Special Meeting (the demand letters, collectively, the “Demand Letters”).

While Crinetics believes that the disclosures in the Proxy Statement comply with all applicable laws, denies the allegations in the Complaints and the Demand Letters, and believes they are without merit, in order to avoid nuisance and possible expense and business delays and provide additional information to its shareholders, Crinetics has determined voluntarily to supplement certain disclosures in the Proxy Statement with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures should be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the claims or allegations in the Complaints and Demand Letters or the disclosures set forth herein. To the contrary, Crinetics specifically denies all allegations in the Complaints and Demand Letters, including that any additional disclosure was or is required or material.

It is possible that additional similar complaints may be filed, that the complaints described above may be amended or that additional demand letters will be received by Crinetics. If any such complaints are filed or demand letters are received, Crinetics does not intend to announce the filing or receipt of each additional, similar complaint or demand letter unless required by law.

The board of directors of Crinetics continues to unanimously recommend that shareholders vote “FOR” the proposal to adopt the Merger Agreement (the “Merger Proposal”), “FOR” the proposal to approve, by non-binding, advisory vote, compensation that will or may be paid or become payable to Crinetics’ named executive officers that is based on or otherwise relates to the Merger, and “FOR” the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal at the time of the Special Meeting.

SUPPLEMENTAL DISCLOSURES

The Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used in the Supplemental Disclosures that are not defined herein have the meanings set forth in the Proxy Statement. All page references in the Supplemental Disclosures are to pages in the Proxy Statement. To the extent that information herein differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information in the Proxy Statement. The information herein speaks only as of August 18, 2026, unless (and then only to the extent) the information indicates another date applies. For clarity, new text is indicated by bold typeface and underline and deleted text is indicated by ~~bold strikethrough text~~.

1.
The disclosure in the section of the Proxy Statement captioned “The Merger—Background of the Merger” is amended by modifying the disclosure on page 38 by replacing the paragraph beginning with “On July 1, 2026” with the following:

On July 1, 2026, the Board of Directors held a special meeting, which was attended by members of Crinetics management, representatives of J.P. Morgan and Leerink Partners and representatives of Paul, Weiss and Morrison & Foerster. At the meeting, representatives of Crinetics management, J.P. Morgan and Leerink Partners provided an update regarding confirmatory diligence performed by Vertex and representatives of Paul, Weiss provided an update regarding the proposed terms of the definitive transaction documentation with Vertex. The Board of Directors also discussed a pending derivative action filed by a Crinetics shareholder naming all members of the Board of Directors as defendants and captioned Solak v. Wierenga, et al., C.A. No. 2025-1270-NAC.  The Board of Directors discussed that the action alleged that the Board of Directors approved excessive compensation for non-employee directors of Crinetics in breach of the fiduciary duties owed by the directors of Crinetics and, in the case of non-employee directors, constituting unjust enrichment. The Board of Directors also discussed that Crinetics had recently filed a motion to dismiss the action for failure to state a claim, which was pending. Taking ~~, taking~~ into account, among other things, the merits and viability of such action, including that the action sought damages of less than $10 million while a potential transaction with Vertex would result in Crinetics’ equity being acquired for approximately $10 billion, the Board of Directors determined that such action was not material in the context of the potential transaction and that the Board of Directors should not seek separate compensation for such action from Vertex in the potential transaction. Toby Schilke, our chief financial officer, also described to the Board of Directors the terms of the proposed engagement letters with J.P. Morgan and Leerink Partners, and the Board of Directors approved the execution of such engagement letters.

2.
The disclosure in the section of the Proxy Statement captioned “The Merger—Opinion of Crinetics’ Financial Advisor—J.P. Morgan Securities LLC” is amended by modifying the disclosure on page 47 by replacing the last paragraph under the heading “Public Trading Multiples” with the following:

Using publicly available information, J.P. Morgan calculated, for each selected company, the multiple of the company’s firm value (calculated as equity value, plus or minus, as applicable, net debt or net cash) to the analyst consensus estimate of the company’s calendar year 2030 revenue (the “FV / 2030E Revenue Multiple”), in each case based on closing stock prices as of July 2, 2026. The following table presents the results of this analysis:

FV/2030E Revenue Multiple
Ascendis Pharma A/S	5.8x
BridgeBio Pharma, Inc.	4.6x
CRISPR Therapeutics AG	3.3x
Cytokinetics, Incorporated	5.6x
Denali Therapeutics Inc.	6.3x
Rhythm Pharmaceuticals, Inc.	5.4x
Scholar Rock Holding Corporation	9.5x
Ultragenyx Pharmaceutical Inc.	2.1x
Median	5.5x

~~J.P. Morgan noted that these multiples ranged from 2.1x to 9.5x, with a median of 5.5x.~~ Based on the results of this analysis, J.P. Morgan applied a FV / 2030E Revenue Multiple reference range of 2.1x to 9.5x to the Company’s estimated calendar year 2030 risk-adjusted revenue of approximately $1,057 million, as provided by Company management in the Management Forecasts. The analysis indicated a range of implied equity values for the Crinetics common stock (rounded to the nearest $0.25) of $30.75 to $95.00, which J.P. Morgan compared to (i) the unaffected closing price of the Crinetics common stock of $42.23 per share on July 2, 2026 and (ii) the Merger Consideration of $85.00 per share.

3.
The disclosure in the section of the Proxy Statement captioned “The Merger—Opinion of Crinetics’ Financial Advisor—J.P. Morgan Securities LLC” is amended by modifying the disclosure on pages 47 and 48 to replace the table in the first paragraph under “Selected Transactions Analysis” to read in its entirety as follows:

Announcement Date	Acquiror	Target	Firm Value ($B)
June 9, 2026	GSK plc	Nuvalent, Inc.	$9.4
February 23, 2026	Gilead Sciences, Inc.	Arcellx, Inc.	$7.2
November 14, 2025	Merck & Co., Inc.	Cidara Therapeutics, Inc.	$8.8
October 26, 2025	Novartis AG	Avidity Biosciences, Inc.	$10.0
September 29, 2025	Genmab A/S	Merus N.V.	$7.2
July 9, 2025	Merck & Co., Inc.	Verona Pharma plc	$9.9
December 22, 2023	Bristol-Myers Squibb Company	Karuna Therapeutics, Inc.	$12.6
November 30, 2023	AbbVie Inc.	ImmunoGen, Inc.	$9.6
July 28, 2023	Biogen Inc.	Reata Pharmaceuticals, Inc.	$7.3
April 30, 2023	Astellas Pharma Inc.	Iveric Bio, Inc.	$5.4
August 8, 2022	Pfizer Inc.	Global Blood Therapeutics, Inc.	$5.3
December 13, 2021	Pfizer Inc.	Arena Pharmaceuticals, Inc.	$5.9
September 30, 2021	Merck & Co., Inc.	Acceleron Pharma Inc.	$10.8

4.
The disclosure in the section of the Proxy Statement captioned “The Merger—Opinion of Crinetics’ Financial Advisor—J.P. Morgan Securities LLC” is amended by modifying the disclosure on page 48 by replacing the last paragraph under the heading “Selected Transactions Analysis” with the following:

Using publicly available information, J.P. Morgan calculated, for each selected transaction, the multiple of the target company’s firm value implied in the relevant transaction to the target company’s estimated revenue for the fifth full 12-month period following the announcement of the applicable transaction (the “FV / 5-Year Forward Revenue Multiple”). The following table presents the results of this analysis:

Acquiror	Target	FV/5-Year Forward Revenue Multiple
GSK plc	Nuvalent, Inc.	6.0x
Gilead Sciences, Inc.	Arcellx, Inc.	7.3x
Merck & Co., Inc.	Cidara Therapeutics, Inc.	7.9x
Novartis AG	Avidity Biosciences, Inc.	4.2x
Genmab A/S	Merus N.V.	4.4x
Merck & Co., Inc.	Verona Pharma plc	4.0x
Bristol-Myers Squibb Company	Karuna Therapeutics, Inc.	5.0x
AbbVie Inc.	ImmunoGen, Inc.	6.6x
Biogen Inc.	Reata Pharmaceuticals, Inc.	5.6x
Astellas Pharma Inc.	Iveric Bio, Inc.	4.5x
Pfizer Inc.	Global Blood Therapeutics, Inc.	4.9x
Pfizer Inc.	Arena Pharmaceuticals, Inc.	5.0x
Merck & Co., Inc.	Acceleron Pharma Inc.	8.3x
Median		5.0x

~~J.P. Morgan noted that these multiples ranged from 4.0x to 8.3x, with a median of 5.0x.~~ Based on the results of this analysis, J.P. Morgan applied a FV / 5-Year Forward Revenue Multiple reference range of 4.0x to 8.3x to the Company’s estimated calendar year 2030 risk-adjusted revenue of approximately $1,057 million, as provided by Company management in the Management Forecasts. The analysis indicated a range of implied equity values for the Crinetics common stock (rounded to the nearest $0.25) of $47.75 to $84.75, which J.P. Morgan compared to (i) the unaffected closing price of the Crinetics common stock of $42.23 per share on July 2, 2026 and (ii) the Merger Consideration of $85.00 per share.

5.
The disclosure in the section of the Proxy Statement captioned “The Merger—Opinion of Crinetics’ Financial Advisor—J.P. Morgan Securities LLC” is amended by modifying the disclosure on page 48 by replacing the paragraph with the heading “Discounted Cash Flow Analysis” with the following:

Discounted Cash Flow Analysis.  J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for the Crinetics common stock. J.P. Morgan confirmed the unlevered free cash flows that the Company is expected to generate during fiscal years 2026 through 2045 based upon the Management Forecasts (for additional information, please refer to the section of this proxy statement captioned “The Merger—Certain Financial Projections”). J.P. Morgan also calculated a range of terminal values of the Company at the end of the projection period by applying a perpetual growth rate ranging from 1.0% to 3.0% to the unlevered free cash flow of the Company during the terminal year of the projection period as directed by management of the Company. The unlevered free cash flows and the range of terminal values were then discounted to present values as of June 30, 2026 using a range of discount rates from 10.5% to 12.5%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company (taking into account, among other things, a risk-free rate and ranges of equity risk premiums and levered betas), and using a mid-year discounting convention. This analysis reflected a 22% effective tax rate and the impact of tax savings from usage of the Company’s U.S. federal net operating loss carryforwards of approximately $862 million as of December 31, 2025 and additional net operating losses generated during the forecast period, and the Company’s estimated net cash as of June 30, 2026 of approximately $1,209 million, each as provided by the management of the Company. J.P. Morgan then divided the resulting implied equity value by the number of fully diluted outstanding shares of the Crinetics common stock as of July 1, 2026 (calculated using the treasury stock method based on (1) 105,840,233 shares of Crinetics common stock issued and outstanding, (2) 14,513,669 shares of Crinetics common stock subject to outstanding Company Stock Options with a weighted average exercise price of $31.38 per share, (3) 2,775,411 shares of Crinetics common stock subject to outstanding Company RSUs and (4) 35,728 shares subject to outstanding rights under the Company ESPP, in each case as provided by management of the Company) to derive a range of implied per share equity values for the Crinetics common stock (rounded to the nearest $0.25) of $68.25 to $86.00. J.P. Morgan compared this range to (i) the unaffected closing price of the Crinetics common stock of $42.23 per share on July 2, 2026 and (ii) the Merger Consideration of $85.00 per share.

6.
The disclosure in the section of the Proxy Statement captioned “The Merger—Opinion of Crinetics’ Financial Advisor—J.P. Morgan Securities LLC” is amended by modifying the disclosure on page 48 by replacing the  last paragraph under the heading “Miscellaneous” with the following:

For services rendered in connection with the proposed Merger, the Company has agreed to pay J.P. Morgan a fee estimated to be approximately $69.4 million, $2.0 million of which became payable to J.P. Morgan upon the delivery of J.P. Morgan’s opinion (and was not conditioned upon the conclusions contained in such opinion), and the remainder of which is contingent and payable upon the  consummation of the proposed Merger. In addition, the Company has agreed to reimburse J.P. Morgan for certain of its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included J.P. Morgan’s having acted as joint lead bookrunner on the Company’s offering of equity securities in January 2026. During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates had any material financial advisory or other material commercial or investment banking relationship with Parent except that J.P. Morgan's commercial banking affiliate was a lender under Parent's then existing revolving credit facility available for general corporate purposes. In July 2026, such affiliate participated in Parent's refinancing of such revolving credit facility and received a related upfront fee of less than $100,000. During the two-year period preceding the date of J.P. Morgan’s opinion, the aggregate fees recognized by J.P. Morgan from the Company were approximately $6.5 million, and the aggregate fees recognized by J.P. Morgan from Parent were approximately $1.0 million. In addition, as of the date of its opinion, J.P. Morgan and its affiliates held, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and Parent. In the ordinary course of their businesses, J.P. Morgan and its affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or Parent for their own accounts or for the accounts of customers and, accordingly, they are likely at any time to hold long or short positions in such securities or other financial instruments.

7.
The disclosure in the section of the Proxy Statement captioned “The Merger—Opinion of Crinetics’ Financial Advisor—Leerink Partners LLC” is amended by modifying the disclosure on page 53 by replacing the second paragraph under the heading “Discounted Cash Flow Analysis” with the following:

Leerink Partners performed a discounted cash flow analysis of the Company based on the forecasted, risk-adjusted, after-tax unlevered free cash flows of the Company over the period beginning on July 1, 2026 and ending on December 31, 2045 and the impact of tax savings from usage of the Company’s U.S. federal net operating loss carryforwards of approximately $862 million as of December 31, 2025 and additional net operating losses generated during the forecast period, as set forth in the Management Forecasts which are further described in the section of this proxy statement captioned “The Merger—Certain Financial Projections”. Leerink Partners calculated an implied terminal value for the Company using a perpetuity growth rate ranging from 1.00% to 3.00% to the Company’s terminal year forecasted, risk-adjusted, after-tax unlevered free cash flows, as directed by Company management. These amounts were then discounted to present value as of June 30, 2026 using a discount rate range of 10.50% to 12.50%, which Leerink Partners determined based upon its professional expertise and judgment (taking into account, among other things, a risk-free rate, an equity risk premium and a range of levered betas), and a mid-year discounting convention. Leerink Partners then added the assumed net cash position as of June 30, 2026 provided by Company management of approximately $1,209 million to the present value of the foregoing amounts to derive an implied equity value, which it then divided by the number of shares of Crinetics common stock outstanding on a fully-diluted basis as of July 1, 2026 (calculated using the treasury stock method based on (1) 105,840,233 shares of Crinetics common stock issued and outstanding, (2) 14,513,669 shares of Crinetics common stock subject to outstanding Company Stock Options with a weighted average exercise price of $31.38 per share, (3) 2,775,411 shares of Crinetics common stock subject to outstanding Company RSUs and (4) 35,728 shares subject to outstanding rights under the Company ESPP, in each case as provided by management of the Company)~~, as set forth in the Management Forecasts~~.

8.
The disclosure in the section of the Proxy Statement captioned “The Merger—Opinion of Crinetics’ Financial Advisor—Leerink Partners LLC” is amended by modifying the disclosure on page 53 by replacing the table in the first paragraph under “Selected Precedent Transactions Multiples Analysis” with the following:

Announcement Date	Acquiror	Target	Upfront Transaction EV ($B)
June 9, 2026	GSK plc	Nuvalent, Inc.	$9.4
February 23, 2026	Gilead Sciences, Inc.	Arcellx, Inc.	$7.4
November 14, 2025	Merck & Co., Inc.	Cidara Therapeutics, Inc.	$8.4
October 26, 2025	Novartis AG	Avidity Biosciences, Inc.	$10.1
September 29, 2025	Genmab A/S	Merus N.V.	$7.2
July 9, 2025	Merck & Co., Inc.	Verona Pharma plc	$10.0
December 22, 2023	Bristol-Myers Squibb Company	Karuna Therapeutics, Inc.	$12.7
November 30, 2023	AbbVie Inc.	ImmunoGen, Inc.	$9.6
July 28, 2023	Biogen Inc.	Reata Pharmaceuticals, Inc.	$7.3
April 30, 2023	Astellas Pharma Inc.	Iveric Bio, Inc.	$5.6
December 13, 2021	Pfizer Inc.	Arena Pharmaceuticals, Inc.	$5.9
September 30, 2021	Merck & Co., Inc.	Acceleron Pharma Inc.	$10.8

9.
The disclosure in the section of the Proxy Statement captioned “The Merger—Opinion of Crinetics’ Financial Advisor—Leerink Partners LLC” is amended by modifying the disclosure on page 53 by replacing the second paragraph under “Selected Precedent Transactions Multiples Analysis” with the following:

Using publicly available information obtained from SEC filings and other data sources as of the time of the public announcement of the selected merger and acquisition transactions, Leerink Partners calculated, for each selected merger and acquisition transaction, the upfront transaction enterprise value (calculated as the upfront transaction equity value (determined using the treasury stock method and taking into account outstanding in-the-money stock options, warrants, restricted stock units, performance stock units and other convertible securities), plus the book value of debt and certain liabilities less cash and cash equivalents and excluding any contingent or spinoff consideration) implied for each target company (the “Upfront Transaction EV”) based on the consideration payable in such selected transaction as a multiple of such target company’s management’s projected risk-adjusted revenue for the fourth calendar year following the year of the transaction’s announcement, per such target company’s Schedule 14D-9 or proxy statement (“EV/CY+4 Revenue Multiple”).

10.
The disclosure in the section of the Proxy Statement captioned “The Merger—Opinion of Crinetics’ Financial Advisor—Leerink Partners LLC” is amended by modifying the disclosure on page 54 under the heading “Selected Precedent Transactions Multiples Analysis” to add the following prior to the last paragraph of such section:

The following table presents the results of this analysis:

Acquiror	Target	EV/CY+4 Revenue Multiple
GSK plc	Nuvalent, Inc.	6.9x
Gilead Sciences, Inc.	Arcellx, Inc.	3.9x
Merck & Co., Inc.	Cidara Therapeutics, Inc.	38.9x
Novartis AG	Avidity Biosciences, Inc.	5.3x
Genmab A/S	Merus N.V.	9.6x
Merck & Co., Inc.	Verona Pharma plc	3.8x
Bristol-Myers Squibb Company	Karuna Therapeutics, Inc.	12.7x
AbbVie Inc.	ImmunoGen, Inc.	9.7x
Biogen Inc.	Reata Pharmaceuticals, Inc.	5.3x
Astellas Pharma Inc.	Iveric Bio, Inc.	2.0x
Pfizer Inc.	Arena Pharmaceuticals, Inc.	10.4x
Merck & Co., Inc.	Acceleron Pharma Inc.	10.8x

11.
The disclosure in the section of the Proxy Statement captioned “The Merger—Opinion of Crinetics’ Financial Advisor—Leerink Partners LLC” is amended by modifying the disclosure on page 54 under the heading “Comparable Trading Companies Multiples Analysis” to add the following prior to the last paragraph of such section:

The following table presents the results of this analysis:

EV/2030E Revenue Multiple
BridgeBio Pharma, Inc.	4.6x
Cytokinetics, Incorporated	5.6x
Denali Therapeutics Inc.	6.3x
Mirum Pharmaceuticals, Inc.	6.1x
Rhythm Pharmaceuticals, Inc.	5.4x
Scholar Rock Holding Corporation	9.5x
Ultragenyx Pharmaceutical Inc.	2.1x
Median	5.6x

12.
The disclosure in the section of the Proxy Statement captioned “The Merger—Opinion of Crinetics’ Financial Advisor—Leerink Partners LLC” is amended by modifying the disclosure on page 55 by replacing the last paragraph under the heading “Miscellaneous” with the following:

In connection with Leerink Partners’ services as a financial advisor to the Company, the Company has agreed to pay Leerink Partners an aggregate fee estimated as of the announcement of the Merger Agreement to be approximately $60.8 million, $2.0 million of which became payable upon the rendering of Leerink Partners’ opinion (and was not conditioned upon the conclusions contained in such opinion), and the remainder of which is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse certain of Leerink Partners’ expenses arising, and to indemnify Leerink Partners against certain liabilities that may arise, out of Leerink Partners’ engagement.

13.
The disclosure in the section of the Proxy Statement captioned “The Merger—Certain Financial Projections” is amended by modifying the disclosure on page 59 by replacing the second paragraph and table under the heading  “The Management Forecasts” with the following:

The following table presents estimates of our risk-adjusted total revenue, cost of goods sold, gross profit, research and development expenses, sales, general and administrative expenses, EBIT, taxes and free cash flow as reflected in the Management Forecasts.

Management Forecasts
Fiscal Year Ending December 31
(Amounts in $Millions)

	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E
Risk-Adjusted Total Revenue	105	242	413	613	1,057	1,582	2,211	2,962	3,841	4,583
COGS	(1)	(2)	(5)	(10)	(22)	(37)	(59)	(87)	(129)	(168)
Gross Profit(1)	105	240	408	603	1,035	1,544	2,153	2,875	3,711	4,415
R&D	(323)	(329)	(366)	(363)	(367)	(368)	(378)	(397)	(460)	(479)
SG&A	(211)	(240)	(295)	(360)	(537)	(608)	(680)	(910)	(1,204)	(1,465)
EBIT(2)	(410)	(144)	(262)	(130)	109	534	1,049	1,511	1,972	2,381
Taxes	-	-	-	-	(5)	(28)	(55)	(237)	(434)	(524)
Free Cash Flow(3)	(418)	(156)	(264)	(133)	88	501	987	1,197	1,449	1,781

	2036E	2037E	2038E	2039E	2040E	2041E	2042E	2043E	2044E	2045E
Risk-Adjusted Total Revenue	5,300	5,837	6,213	6,332	6,304	6,111	4,568	4,016	2,289	1,700
COGS	(209)	(242)	(264)	(267)	(261)	(255)	(237)	(231)	(150)	(126)
Gross Profit(1)	5,091	5,595	5,949	6,065	6,043	5,856	4,331	3,785	2,139	1,573
R&D	(543)	(591)	(604)	(613)	(612)	(594)	(444)	(391)	(214)	(155)
SG&A	(1,683)	(1,847)	(1,970)	(2,009)	(2,001)	(1,937)	(1,411)	(1,222)	(689)	(503)
EBIT(2)	2,760	3,042	3,253	3,318	3,307	3,205	2,386	2,093	1,191	883
Taxes	(607)	(669)	(716)	(730)	(727)	(705)	(525)	(460)	(262)	(194)
Free Cash Flow(3)	2,079	2,317	2,497	2,574	2,579	2,517	2,014	1,686	1,101	747

(1)	“Gross Profit” is our Risk-Adjusted Total Revenue, less cost of goods sold.

(2)
“EBIT” is our Gross Profit, (i) plus the impact of Crinetics’ ownership interest in Radionetics Oncology, Inc., including proceeds associated with the potential exercise of a third party’s option to acquire Radionetics Oncology, Inc., (ii) less research and development expenses, (iii) less sales, general and administrative expenses, (iv) less stock-based compensation expenses, (v) less depreciation and amortization expenses, and (vi) plus other income related to stock option proceeds.

(3)
“Free Cash Flow” is our EBIT, (i) plus depreciation and amortization, (ii) less capital expenditures, (iii) less taxes, including the impact of our federal net operating losses carryforwards in the amount of approximately $862 million as of December 31, 2025, plus additional net operating losses generated during the forecast period and (iv) plus or less, as applicable, change in net working capital.

14.
The disclosure in the section of the Proxy Statement captioned “Executive Officers Following the Merger”  is amended by modifying the disclosure on page 66 by replacing the first full paragraph on such page with the following:

It is possible that continuing Crinetics employees, including our continuing executive officers, will engage in discussions about, or enter into, new employment or compensation arrangements with Vertex or its affiliates. Such arrangements may include agreements regarding future terms of employment, compensation or benefits. As of ~~the date of this proxy statement~~ August 19, 2026, ~~none of~~ neither any of our executive officers nor any member of the Board of Directors has ~~have engaged in such discussions or~~ entered into any new agreement or arrangement with Crinetics, Vertex or any of their affiliates regarding compensation from, employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. On July 14, 2026, a member of Vertex management indicated to a member of Crinetics management an interest in retaining another member of Crinetics management following the transaction in some capacity. No terms were discussed and no commitments were made by either company. On August 13, 2026, a member of Crinetics management discussed with a member of Vertex management, among other things, Vertex then-current expectations for which members of Crinetics management might be retained and which were expected to not be retained, as well as that, in some cases, Vertex might plan to seek consulting agreement support from terminated employees. No specific terms of employment were discussed and no commitments made by either company with respect to any employee. Other than these discussions, no other written or oral communications between Crinetics or Vertex described in this proxy statement, including Vertex’s offers and statements of interest, referenced post-transaction employment or retention of Crinetics management or any member of the Board of Directors of their purchase of or participation in the equity of the Surviving Corporation following the completion of the Transactions.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 related to Crinetics, Vertex and the Transactions that are subject to risks, uncertainties and other factors. While Crinetics believes the forward-looking statements contained in this Current Report on Form 8-K are accurate, these forward-looking statements represent the beliefs of Crinetics only as of the date of this Current Report on Form 8-K, and there are a number of risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including all statements regarding the intent, belief or current expectation of the companies and members of their senior management teams. Forward-looking statements are not purely historical and may be accompanied by words such as “anticipates,” “may,” “forecasts,” “expects,” “intends,” “plans,” “potentially,” “believes,” “seeks,” “estimates,” and other words and terms of similar meaning. Such statements may relate to, but are not limited to: the benefits of Vertex’s proposed acquisition of Crinetics and associated integration plans; the expected timing of the completion of the Transactions; the commercial potential of PALSONIFY and the anticipated potential of atumelnant and Crinetics’ other pipeline assets, including the potential for PALSONIFY to redefine the treatment paradigm in acromegaly and for atumelnant to become the leading therapy for people struggling with CAH; expectations that the Transactions will accelerate Vertex’s revenue growth and enhance Vertex’s long-term earnings profile, including the potential for more than $5 billion in annual revenue, and support Vertex’s goal of sustained double digit revenue growth; expectations that the Transactions will become accretive to non-GAAP operating income in 2029; expectations for Vertex’s financing of the Transactions, including support by the fully committed bridge financing; and any assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks, uncertainties or other factors that are difficult to predict and could cause actual events or results to differ materially from those indicated in any such statements due to a number of risks and uncertainties. Those risks and uncertainties that could cause the actual results to differ from expectations contemplated by forward-looking statements include, among other things: the occurrence of any event or circumstance that could give rise to the right of Crinetics or Vertex to terminate the Merger Agreement, including circumstances requiring payment of a termination fee pursuant to the Merger Agreement; the risk that the Transactions may not close in the anticipated timeframe or at all due to one or more of the other closing conditions not being satisfied or waived; the possibility that competing offers will be made; the risk that there may be unexpected costs, charges or expenses resulting from the Transactions; risks related to the ability of Crinetics and Vertex to successfully integrate the businesses and the possibility that integration may be more difficult, time consuming or costly than expected; risk that the Transactions disrupt Crinetics’ or Vertex’s current plans and operations; the risk that certain restrictions during the pendency of the Transactions may impact Crinetics’ ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the Transactions; the risk that any announcements relating to the Transactions could have adverse effects on the market price of Crinetics’ and/or Vertex’s common stock, credit ratings or operating results; the risk of litigation that could be instituted against the parties or their respective directors, managers or officers and/or regulatory actions related to the Transactions, including the effects of any outcomes related thereto; the effects of the Transactions on relationships with employees, other business partners or governmental entities; the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the impact of competitive products and pricing; that Vertex may not realize the potential benefits of the Transactions; other business effects, including the effects of industry, economic or political conditions outside of the companies’ control; and actual or contingent liabilities related to the Transactions. In addition, the product candidates being developed by Crinetics are subject to all the risks inherent in the drug development process, and there can be no assurance that the development of these product candidates will be commercially successful. Forward-looking statements in this Current Report on Form 8-K should be evaluated together with the many uncertainties that affect Vertex’s and Crinetics’ businesses, particularly those risks listed under the heading “Risk Factors” and the other cautionary factors discussed in the parties’ periodic reports filed with the SEC, including Vertex’s and Crinetics’ annual reports on Form 10-K for the year ended December 31, 2025, and quarterly reports on Form 10-Q and current reports on Form 8-K, all of which are available on the SEC’s website at www.sec.gov. Undue reliance should not be placed on these statements. All forward-looking statements are based on information currently available to Crinetics, and Crinetics disclaims any obligation to update the information contained in this Current Report on Form 8-K as new information becomes available, except as required by law.

Additional Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed transaction between Crinetics and Vertex. In connection with the proposed transaction between Crinetics and Vertex, Crinetics filed with the Securities and Exchange Commission a definitive proxy statement with the SEC on July 31, 2026 and commenced mailing to Crinetics’ shareholders on July 31, 2026. This communication is not a substitute for the proxy statement or any other document that may be filed by Crinetics with the SEC. BEFORE MAKING ANY DECISION, COMPANY SHAREHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Crinetics’ stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in Crinetics’ proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by Crinetics with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investors section of Crinetics’ website at https://ir.crinetics.com.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to, and does not constitute or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crinetics Pharmaceuticals, Inc.

Date: August 19, 2026	By:	/s/ R. Scott Struthers, Ph.D.
R. Scott Struthers, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)